UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      IRONCLAD PERFORMANCE WEAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


              NEVADA                                             95-4762694
   (State or Other Jurisdiction                               (I.R.S. Employer
 of Incorporation or Organization)                           Identification No.)

       2201 PARK PLACE, SUITE 101
             EL SEGUNDO, CA                                         90245
(Address of Principal Executive Offices)                          (Zip Code)


   IRONCLAD PERFORMANCE WEAR CORPORATION 2000 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plans)

                                 THOMAS E. WALSH
                             CHIEF FINANCIAL OFFICER
                      IRONCLAD PERFORMANCE WEAR CORPORATION
                           2201 PARK PLACE, SUITE 101
                                 EL SEGUNDO, CA
                     (Name and Address of Agent for Service)

                                 (818) 709-1244
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             GREGORY AKSELRUD, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                             SHERMAN OAKS, CA 91403

                         CALCULATION OF REGISTRATION FEE

======================== ================ ================== ========================== ==================
  Title of Each Class                      Proposed Maximum       Proposed Maximum
     of Securities        Amount To Be      Offering Price    Aggregate Offering Price       Amount Of
   To Be Registered       Registered (1)     Per Share (2)               (2)             Registration Fee
------------------------ ---------------- ------------------ -------------------------- ------------------
Common Stock, par value
   $.0001 per share.....    2,584,000           $0.685              $1,770,040               $189.40
======================== ================ ================== ========================== ==================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on a per share price of $0.685, the average of the high and low reported sales prices of the Registrant's common stock on the Nasdaq OTCBB on December 7, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

         Ironclad Performance Wear Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 registering 2,584,000 shares of Common Stock issuable upon the exercise of options granted under the Ironclad
Performance Wear Corporation 2000 Stock Incentive Plan, as amended (the "Plans"). These options were converted from rights to receive common stock of Ironclad Performance Wear Corporation, a California corporation ("Ironclad California") into rights to receive Common Stock of the Registrant pursuant to the merger of a subsidiary of the Registrant with and into Ironclad California, as set forth in the Agreement and Plan of Merger, dated April 20, 2006, by and among the Registrant, Ironclad Merger Corporation (a wholly-owned subsidiary of the Registrant), and Ironclad California.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         o our Annual Report on Form 10-KSB for our fiscal year ended July 31, 2005, as amended on May 1, 2006, May 14, 2006 and May 15, 2006 (File No. 001-51365);

         o our Quarterly Report on Form 10-QSB for our fiscal quarter ended October 31, 2005 (File No. 11-51365) filed on December 15, 2005, as amended on March 1, 2006, March 14, 2006 and March 15, 2006 (File No. 11-51365);

         o our Quarterly Report on Form 10-QSB for our fiscal quarter ended January 31, 2006 (File No. 11-51365) filed on March 17, 2006 (File No. 11-51365);

         o our Quarterly Report on Form 10-QSB for our fiscal quarter ended April 30, 2006 (File No. 11-51365) filed on May 12, 2006 (File No. 11-51365);

         o our Quarterly Report on Form 10-QSB for our fiscal quarter ended June 30, 2006 (File No. 11-51365) filed on August 14, 2006 (File No. 11-51365);

         o our Quarterly Report on Form 10-QSB for our fiscal quarter ended September 30, 2006 (File No. 11-51365) filed on November 14, 2006 (File No. 11-51365);

         o        our Current Reports on Form 8-K dated April 20, 2006 (File No.
                  11-51365),  May 9, 2006,  as amended on May 19, 2006 (File No.
                  11-51365), May 9, 2006 (File No. 11-51365), May 12, 2006 (File
                  No. 11-51365),  May 15, 2006 (File No.  11-51365),  August 15,
                  2006

                  (File No.  11-51365),  September 15, 2006 (File No. 11-51365),
                  October 6, 2006 (File No.  11-51365),  November 14, 2006 (File
                  No. 11-51365), and November 21, 2006 (File No. 11-51365).

         o the description of our common stock contained in our registration statement on Form SB-2 filed with the SEC on June 26, 2006, including any amendment or report filed for the purpose of updating this description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Stubbs Alderton & Markiles, LLP ("SAM") has opined as to the legality of the securities being offered by this registration statement. Attorneys at SAM, and certain related investment partnerships, own, in the aggregate, 471,820 shares of the Registrant's common stock, warrants to purchase 154,516 shares of the Registrant's common stock. and options to purchase 247,942 shares of the Registrant's common stock. SAM may be issued up to 216,088 shares of the Registrant's common stock pursuant to this Form S-8 Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Nevada Revised Statutes and certain provisions of the Registrant's Bylaws under certain circumstances provide for indemnification of the Registrant's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

         In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Registrant's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

         The circumstances under which indemnification is granted in connection with an action brought on the Registrant's behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to PubCo to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

         A stockholder's investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of the Registrant's directors, officers or employees regarding which indemnification by the Registrant is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against any of them and expense incurred by any of them in any capacity, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:


EXHIBIT
  NO.    EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
4.1      Ironclad Performance Wear Corporation 2000 Stock Incentive Plan

4.2      Amendment to 2000 Stock Incentive Plan

5.1      Opinion of Stubbs Alderton & Markiles, LLP

23.1     Consent of Singer Lewak Greenbaum & Goldstein, LLP

23.2     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, California, on December 7, 2006.

                                      IRONCLAD PERFORMANCE WEAR CORPORATION
                                      (Registrant)

                                      By: /s/ Thomas E. Walsh
                                          --------------------------------------
                                          Thomas E. Walsh
                                          Chief Financial Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Thomas E. Walsh as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

----------------------- -------------------------------------- -----------------
SIGNATURE               TITLE                                  DATE
----------------------- -------------------------------------- -----------------
/s/ Eduard Jaeger       President, Chief Executive Officer     December 7, 2006
----------------------- and Director
Eduard Jaeger           (Principal Executive Officer)
----------------------- -------------------------------------- -----------------
/s/ Thomas E. Walsh     Chief Financial Officer                December 7, 2006
----------------------- (Principal Financial and Accounting
Thomas E. Walsh         Officer)
----------------------- -------------------------------------- -----------------
/s/ R.D. Peter Bloomer  Director                               December 7, 2006
-----------------------
R.D. Peter Bloomer
----------------------- -------------------------------------- -----------------
                        Director
-----------------------
Vane Clayton
----------------------- -------------------------------------- -----------------
/s/ Scott Alderton      Director                               December 7, 2006
-----------------------
Scott Alderton
----------------------- -------------------------------------- -----------------
                        Director
-----------------------
Scott Jarus
----------------------- -------------------------------------- -----------------

                                  EXHIBIT INDEX


EXHIBIT
  NO.    EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------

4.1      Ironclad Performance Wear Corporation 2000 Stock Incentive Plan

4.2      Amendment to 2000 Stock Incentive Plan

5.1      Opinion of Stubbs Alderton & Markiles, LLP

23.1     Consent of Singer Lewak Greenbaum & Goldstein, LLP

23.2     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement)

-----------------